UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 3, 2012

RECOVERY ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-152571	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Wynkoop Street, Suite 200
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 951-7920
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2012, Recovery Energy, Inc. (the “Company”) signed a Separation Agreement with Roger A. Parker, former Chief Executive Officer of the Company, Chairman of the Company’s Board of Directors and director of the Company, who voluntarily retired and thereby resigned from the Company on November 15, 2012.

The Separation Agreements includes, among other terms, compensation provisions, a release of claims by Mr. Parker and non-competition provisions. The value of the compensation to be paid to Mr. Parker includes value reflecting the consulting services Mr. Parker will provide to the Company. The compensation provisions of the Separation Agreement include the following:

●	pay Mr. Parker fifty-two weeks of continued base salary, at the same rate as of November 15, 2012;

●	modify the terms of the vesting schedule for the restricted stock in Mr. Parker’s Fourteenth Amended and Restated Employment Agreement dated November 8, 2012; and

●	pay Mr. Parker the aggregate of any accrued unpaid salary, and 20 days of accrued vacation.

Mr. Parker may revoke the Separation Agreement by providing notice to the Company no later than December 10, 2012.

The above summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits. (d) Exhibits.

Exhibit No.	Description
10.1	Separation Agreement, entered into as of November 15, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2012	RECOVERY ENERGY, INC.

	By:	/s/ A. Bradley Gabbard
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation Agreement, entered into as of November 15, 2012.